3:

Exhibit 23

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-25136) pertaining to the First Midwest Bancorp, Inc. Savings and Profit Sharing Plan of our report dated June 6, 2000, with respect to the financial statements and schedules of the First Midwest Bancorp, Inc. Savings and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

/s/ Ernst & Young LLP
Chicago, Illinois
June 28, 2000